UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 9, 2007

GENESIS BIOVENTURES, INC.

(Exact name of registrant as specified in its charter)

New York	000-30252	98-0225226
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 600, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (310) 443-4102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 9, 2004 the Company entered into a convertible debenture agreement with eFund Small Cap Fund II, LP for $250,000 for a term of six (6) months and the Company shall pay a twelve percent (12%) annual coupon on the unpaid Face Amount of this Debenture (this "Debenture") at such times and in such amounts as determined by the Holder.  The Holder of this Debenture shall have the right to convert any and all amounts owing under this Debenture into shares of Common Stock at any time following the Closing Date and which is before the close of business on the Maturity Date.  Holder is entitled to convert the unpaid Face Amount of this Debenture, plus accrued interest and penalties, any time following a Closing Date, at the lesser of (i) 75% of the lowest closing bid price of the Common Stock for the fifteen trading day period prior to a Conversion; or, (ii) at eight cents ($.08). The lower of (i) or (ii) being referred to as a "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up, as the case may be, to the nearest whole share. The Holder shall retain all rights of conversions during any partial trading days.   As an inducement for this investment the Company shall issue to the eFund Small-Cap Fund II, LP or its designee Five Hundred Thousand (500,000) shares.

ITEM  9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
.
10.1	Convertible Debenture with eFund Capital Management, LLC dated May 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesis Bioventures, Inc.
(Registrant)

Date	May 15, 2007

/s/ Douglas Lane
(Signature)
Print Name: Douglas Lane
Title: Chief Executive Officer